UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

121 Woodlands Avenue 5,
Singapore	739009
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6018-2562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2025, Seagate Data Storage Technology Pte. Ltd. (“SDST”), a private company limited by shares registered in Singapore and a subsidiary of Seagate Technology Holdings plc (the “Company”), issued $400 million in aggregate principal amount of 5.875% Senior Notes due 2030 (the “Notes”). The Notes mature on July 15, 2030, and were issued pursuant to an indenture, dated as of May 27, 2025 (the “Indenture”), among SDST, the Company, Seagate Technology Unlimited Company (“STUC”), Seagate HDD Cayman (“Seagate HDD” and together with the Company and STUC, the “Guarantors”) and Computershare Trust Company, National Association, as trustee (the “Trustee”).

SDST and the Guarantors have also entered into a registration rights agreement related to the Notes, dated as of May 27, 2025 (the “Registration Rights Agreement”), among SDST, the Guarantors and the several initial purchasers party thereto (collectively, the “Initial Purchasers”).

Certain of the Initial Purchasers or their affiliates are lenders and/or agents under Seagate HDD’s credit agreement.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes. This description of the Indenture and the Notes is qualified in its entirety by the Indenture and the form of 5.875% Senior Notes due 2030 (included in the Indenture), filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest

Interest on the Notes will be payable in cash semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026, to holders of record of the Notes on the January 1 and July 1 immediately preceding the interest payment date.

Guarantee

The obligations of SDST pursuant to the Indenture, including any repurchase obligation resulting from a Change of Control Triggering Event (as defined in the Indenture), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Guarantors (the “Guarantees”).

Ranking

The Notes are unsecured and will rank equally in right of payment with all of SDST’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of SDST. The Guarantees will rank equally in right of payment with all of the Guarantors’ other existing and future unsecured indebtedness. The Notes will be effectively subordinated to the Guarantors’ and SDST’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of SDST’s subsidiaries that do not guarantee the Notes (including liabilities pursuant to guarantees provided by certain of our subsidiaries of any borrowings under Seagate HDD’s credit agreement).

Optional Redemption

At any time before June 1, 2027, SDST may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price. The “make-whole” redemption price will be equal to the greater of: (1)(a) the sum of the present values at such redemption date of the redemption price of such Notes that would apply if such Notes were redeemed on June 1, 2027, plus the remaining scheduled payments of interest thereon to, and including, June 1, 2027, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of such Notes to be redeemed plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time on or after June 1, 2027, SDST may, at its option, redeem some or all of the Notes at the prices specified in the Indenture, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, SDST may redeem with the net cash proceeds from one or more equity offerings up to 40% of the outstanding principal amount of Notes at any time prior to June 1, 2027, at a redemption price of 105.875%, plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event (as defined in the Indenture), SDST must make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Notes will be subject to the covenants in the Indenture, which include limitations on liens, limitations on subsidiary debt, limitations on sale and lease-back transactions and limitations on consolidation, merger and conveyance, transfer and lease of assets. SDST is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes governed by the Indenture to become or to be declared due and payable.

Registration Rights Agreement

The Registration Rights Agreement provide that, if any of the Notes are not freely transferable by persons not affiliated with the Guarantors or SDST (each, a “Registrable Security”) within 366 days after the original issuance date of the Notes, the Guarantors and SDST are required to consummate no later than 451 days after the original issuance date of the Notes, an offer to exchange all Registrable Securities for a new issue of notes with terms substantially similar to the Notes that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Exchange Offer Registration Statement (as defined in the Registration Rights Agreement).

If the Guarantors and SDST fail to comply with certain of their obligations under the Registration Rights Agreement with respect to any Registrable Security (each, a “Registration Default”), then additional interest will accrue on such Registrable Security at a per annum rate of 0.25% for the first 90 days following such Registration Default, with such additional interest to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 1.00% per annum, provided that all additional interest will cease to accrue on such Registrable Security upon the earlier of (1) the date on which all Registration Defaults with respect to such Registrable Security have been cured or (2) the date on which such Registrable Security becomes freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act.

The description of the Registration Rights Agreement above is a summary and is qualified in its entirety by the Registration Rights Agreement, filed as Exhibit 4.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 28, 2025, Seagate Technology Holdings public limited company (the “Company”) issued a press release announcing the commencement of offers to exchange any and all outstanding notes of the following eight series issued by Seagate HDD Cayman for new notes to be issued by Seagate Data Storage Technology Ptd. Ltd. and related consent solicitations:

•	4.091% Senior Notes due 2029

•	3.125% Senior Notes due 2029

•	8.250% Senior Notes due 2029

•	4.125% Senior Notes due 2031

•	3.375% Senior Notes due 2031

•	8.500% Senior Notes due 2031

•	9.625% Senior Notes due 2032

•	5.750% Senior Notes due 2034

A copy of this press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 27, 2025, among Seagate Data Storage Technology Pte. Ltd., Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company and Computershare Trust Company, National Association, as Trustee.

4.2	Form of 5.875% Senior Notes due 2030 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of May 27, 2025, among Seagate Data Storage Technology Pte. Ltd., Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company and the initial purchasers party thereto.

99.1	Press Release, dated May 28, 2025, of Seagate Technology Holdings public limited company entitled “Seagate Announces Exchange Offers for Certain Outstanding Debt Securities”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025	SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)